Exhibit 99.2

Cuentas, Inc. Announces Closing of Its Upsized $12.0 Million Public
Offering and Uplisting to Nasdaq

MIAMI, FL / ACCESSWIRE / February 4, 2021 / Cuentas, Inc. (NasdaqCM: CUEN, CUENW), (“Cuentas” or “the Company”), a leading FinTech provider of mobile banking and payment solutions focusing on Latino and Hispanic consumers, today announced the closing of its previously announced upsized underwritten public offering of 2,790,697 units at a price to the public of $4.30 per unit. The Company concurrently made effective a reverse stock split of its common stock at a ratio of 1-for-2.5. Each unit issued in the offering consisted of one share of common stock and one warrant to purchase one share of common stock (each on a post-reverse stock split basis). The common stock and warrants comprising the units separated upon closing of the offering and were issued separately.

The common stock and warrants began trading on the Nasdaq Capital Market on February 2, 2021, under the symbols “CUEN” and “CUENW,” respectively. Cuentas received gross proceeds of approximately $12.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

Each warrant is immediately exercisable for one share of common stock at an exercise price of $4.30 per share and will expire 5 years from issuance.

Cuentas has granted the underwriters a 45-day option to purchase up to an additional 418,604 shares of common stock and/or up to an additional 418,604 warrants to cover over-allotments, if any (each on a post-reverse stock split basis).

Maxim Group LLC acted as the sole book-running manager for the offering.

The offering was conducted pursuant to the Company's registration statement on Form S-1, as amended (File No. 333-249690) previously filed with and declared effective on February 1, 2021 by the Securities and Exchange Commission (“SEC”) and the Company’s registration statement on Form S-1 (File No. 333-252642) which became effective on February 1, 2021. A prospectus relating to the offering was filed with the SEC and is available on the SEC's website at http://www.sec.gov.  Electronic copies of the prospectus relating to this offeringmay be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT CUENTAS

Cuentas, Inc. (CUEN) is a Fintech company utilizing technical innovation together with existing and emerging technologies to deliver accessible, efficient and reliable mobile, new-era and traditional financial services to consumers. Cuentas is proactively applying technology and compliance requirements to improve the availability, delivery, reliability and utilization of financial services especially to the unbanked, underbanked and underserved segments of today’s society. Its products are supported by its core methods, procedures, contracts and intellectual property. For more information, visit https://ir.cuentas.com.

FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking statements”, as that term is defined in section 27a of the United States Securities Act of 1933, as amended, and section 21e of the United States Securities Exchange Act of 1934, as amended. Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Except for the historical information presented herein, matters discussed in this news release contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements that are preceded by, followed by, or that include such words as “estimate”, “anticipate”, “believe”, “plan” or “expect” or similar statements are forward-looking statements. Forward-looking statements contained in this news release include statements relating to other publicly available information regarding Cuentas.

Contact:

Cuentas Inc.

(800) 611-3622

info@cuentas.com